FOR IMMEDIATE RELEASE

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Terry Adams/Tom Nealon
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

CHELMSFORD, Mass., February 22, 2005 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its second quarter results for the period ended January 29, 2005.

Revenue for the second quarter of fiscal 2005 was $14.9 million, compared with $6.9 million for the second quarter of fiscal 2004.

Net loss for the second quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $5.3 million or $(0.02) per share, compared with a net loss of $13.0 million, or $(0.05) per share for the second quarter of fiscal 2004. Non-GAAP net loss for the second quarter of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, was $5.0 million, or $(0.02) per share, compared with a non-GAAP net loss of $11.0 million, or $(0.04) per share for the second quarter of fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

Revenue for the first six months of fiscal 2005 was $29.1 million, compared with $15.3 million for the first six months of fiscal 2004.

Net loss for the first six months of fiscal 2005, on a GAAP basis, was $13.1 million or $(0.05) per share, compared with a net loss of $25.2 million, or $(0.09) per share for the first six months of fiscal 2004. Non-GAAP net loss for the first six months of fiscal 2005, which excludes stock-based compensation and payroll taxes on stock option exercises, was $12.2 million, or $(0.04) per share, compared with a non-GAAP net loss of $21.7 million, or $(0.08) per share for the first six months of fiscal 2004. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“While we saw improvements in our second quarter financial results, we remain cautious about the optical networking environment,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “We continue to work diligently with Morgan Stanley reviewing our strategic and financial alternatives to determine which may be in the best interest of our shareholders.”

Conference Call Webcast

Sycamore plans to review its second quarter results and discuss its business outlook during a conference call today beginning at 9:00 a.m. ET. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith, and chief financial officer, Richard J. Gaynor.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to cost-effectively and easily transition their existing fiber optic network into a network infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: unfavorable conditions in the telecommunications industry and economy in general; the pursuit of strategic and financial alternatives; the commercial success of the Company’s line of optical networking products; the significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. There can be no assurance that any transaction or other corporate action will result from the Company’s review of strategic and financial alternatives. Further, there can be no assurance concerning the success, type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if such an action does result from this review. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company’s initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	January 29, 2005	July 31, 2004
Assets
Current assets:
Cash and cash equivalents	$373,172	$45,430
Short-term investments	396,187	482,274
Accounts receivable, net	10,074	10,605
Inventories	4,148	4,294
Prepaids and other current assets	4,686	3,611

Total current assets	788,267	546,214

Property and equipment, net	8,412	9,419
Long-term investments	179,613	433,621
Other assets	1,585	1,664

Total Assets	$977,877	$990,918

Liabilities and Stockholders' Equity
Deferred revenue	$3,721	$7,226
Other current liabilities	15,717	15,321
Restructuring liabilities	10,276	12,005

Total current liabilities	29,714	34,552

Deferred revenue	1,427	926

Total liabilities	31,141	35,478

Common stock	275	274
Additional paid-in capital	1,744,327	1,740,293
Accumulated deficit	(794,207)	(781,104)
Other equity	(3,659)	(4,023)

Total stockholders' equity	946,736	955,440

Total Liabilities and Stockholders' Equity	$977,877	$990,918

Sycamore Networks, Inc. Unaudited Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 29,	January 24,	January 29,	January 24,
	2005	2004	2005	2004

Revenue	$14,892	$6,875	$29,107	$15,316

Cost of revenue	8,402	4,240	16,942	9,959
Stock-based compensation and payroll
tax on stock option exercises	47	183	140	368

Gross profit	6,443	2,452	12,025	4,989

Operating expenses:
Research and development	11,216	11,745	22,886	23,042
Sales and marketing	3,008	4,341	6,152	8,751
General and administrative	1,931	1,482	4,176	3,450
Stock-based compensation and payroll
tax on stock option exercises:
Research and development	213	1,112	485	1,797
Sales and marketing	26	267	64	542
General and administrative	32	399	235	746

Total operating expenses	16,426	19,346	33,998	38,328

Loss from operations	(9,983)	(16,894)	(21,973)	(33,339)

Interest and other income, net	4,672	3,895	8,870	8,163

Net loss	$(5,311)	$(12,999)	$(13,103)	$(25,176)

Diluted net loss per share	$(0.02)	$(0.05)	$(0.05)	$(0.09)
Weighted average shares used in computing
diluted net loss per share	274,963	271,801	274,497	271,138

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Three Months Ended January 29, 2005

	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$14,892	$--	$14,892

Cost of revenue	8,402	--	8,402
Stock-based compensation and payroll tax on stock option exercises	47	(47)	--

Gross profit	6,443	47	6,490

Operating expenses:
Research and development	11,216	--	11,216
Sales and marketing	3,008	--	3,008
General and administrative	1,931	--	1,931
Stock-based compensation and payroll tax on stock option exercises:
Research and development	213	(213)	--
Sales and marketing	26	(26)	--
General and administrative	32	(32)	--

Total operating expenses	16,426	(271)	16,155

Loss from operations	(9,983)	318	(9,665)

Interest and other income, net	4,672	--	4,672

Net loss	$(5,311)	$318	$(4,993)

Diluted net loss per share	$(0.02)		$(0.02)
Weighted average shares used in computing diluted net loss per share	274,963		274,963

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Three Months Ended January 24, 2004

	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$6,875	$--	$6,875

Cost of revenue	4,240	--	4,240
Stock-based compensation and payroll tax on stock option exercises	183	(183)	--

Gross profit	2,452	183	2,635

Operating expenses:
Research and development	11,745	--	11,745
Sales and marketing	4,341	--	4,341
General and administrative	1,482	--	1,482
Stock-based compensation and payroll tax on stock option exercises:
Research and development	1,112	(1,112)	--
Sales and marketing	267	(267)	--
General and administrative	399	(399)	--

Total operating expenses	19,346	(1,778)	17,568

Loss from operations	(16,894)	1,961	(14,933)

Interest and other income, net	3,895	--	3,895

Net loss	$(12,999)	$1,961	$(11,038)

Diluted net loss per share	$(0.05)		$(0.04)
Weighted average shares used in computing diluted net loss per share	271,801		271,801

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises.

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Six Months Ended January 29, 2005

	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$29,107	$--	$29,107

Cost of revenue	16,942	--	16,942
Stock-based compensation and payroll tax on stock option exercises	140	(140)	--

Gross profit	12,025	140	12,165

Operating expenses:
Research and development	22,886	--	22,886
Sales and marketing	6,152	--	6,152
General and administrative	4,176	--	4,176
Stock-based compensation and payroll tax on stock option exercises:
Research and development	485	(485)	--
Sales and marketing	64	(64)	--
General and administrative	235	(235)	--

Total operating expenses	33,998	(784)	33,214

Loss from operations	(21,973)	924	(21,049)

Interest and other income, net	8,870	--	8,870

Net loss	$(13,103)	$924	$(12,179)

Diluted net loss per share	$(0.05)		$(0.04)
Weighted average shares used in computing diluted net loss per share	274,497		274,497

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Six Months Ended January 24, 2004

	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$15,316	$--	$15,316

Cost of revenue	9,959	--	9,959
Stock-based compensation and payroll
tax on stock option exercises	368	(368)	--

Gross profit	4,989	368	5,357

Operating expenses:
Research and development	23,042	--	23,042
Sales and marketing	8,751	--	8,751
General and administrative	3,450	--	3,450
Stock-based compensation and payroll
tax on stock option exercises:
Research and development	1,797	(1,797)	--
Sales and marketing	542	(542)	--
General and administrative	746	(746)	--

Total operating expenses	38,328	(3,085)	35,243

Loss from operations	(33,339)	3,453	(29,886)

Interest and other income, net	8,163	--	8,163

Net loss	$(25,176)	$3,453	$(21,723)

Diluted net loss per share	$(0.09)		$(0.08)
Weighted average shares used in computing diluted net loss per share	271,138		271,138

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises.